UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Wally World Media, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-185694	45-5370930
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7121 West Craig Road
#113-38
Las Vegas, NV	89129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-890-5299

(Former name or former address, if changed since last report.)

65 Church St. 2nd Floor

New Brunswick, New Jersey 08901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLYW	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 29, 2021, Shareholders First LLC was appointed as custodian for the registrant, Wally World Media, Inc. following an application and motion filed by Shareholders First LLC with the District Court of Clark County, Nevada (Case Number: A-21-834721-P) to be appointed custodian under Nevada law based on the registrant having failed to provide current information under the securities laws since May 2015. The Court issued an Order (the “Court Order”) that Shareholders First was authorized to take any and all actions on behalf of the registrant as custodian under NRS 78.347 “that are reasonable and prudent or for the benefit of the registrant, including but not limited to appointing interim officers, and directors, negotiating and compromising debts, executing contracts and other agreements, authorizing and issuing new shares of stock, and authorizing new classes of stock, and initiating litigation [in the registrant’s] name.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, in accordance with the Court Order, Grant Casey, the Chief Executive Member of Shareholders First LLC, appointed himself as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Chairman of the Board of Directors and also appointed Geoffrey Chan as a director for the Company.

Grant Casey, 27, is a private investor. Briefly during 2018, Mr. Casey was a Managing Member at BlockTerra Capital, LLC. From 2018 to 2020, Mr. Casey worked as a paid consultant for several small to mid-sized public and private companies, where he assisted in performing due diligence, merger negotiations, and general business consulting. Since June 2019, Mr. Casey has been the Chief Executive Member of Shareholders First LLC, which focuses on shareholder advocacy and specializes in active investing in distressed public companies. Mr. Casey holds a B.S. in Economics – Management Science from the University of California, San Diego.

Geoffrey Chan, 28, is a private investor and Managing Member of Shareholders First LLC. In 2017 Mr. Chan began his career as a staff accountant in the healthcare industry and later moved on to a controller position at Unite4, LLC from 2018 through 2019. In addition to serving as Managing Member of Shareholders First LLC, Mr. Chan is currently providing management consulting for multiple California-based startups. Mr. Chan holds a B.A. in International Business from the University of California, San Diego. Mr. Chan also holds an MBA and certification in Strategy and Management Consulting from the University of Southern California – Marshall School of Business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Notice of Entry of Order in the State of Nevada, dated June 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wally World Media, Inc.

Date: August 26, 2021	By:	/s/ Grant Casey
Grant Casey
President and CEO